UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LUMINAR TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Special Meeting
and Proxy Statement

Luminar Technologies, Inc.

October 30, 2024, 11:00 a.m. Eastern Time

To Our Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Luminar Technologies, Inc. on October 30, 2024 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting, conducted only via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2024SM. There will be no physical location for the Special Meeting. You will be able to attend and participate in the Special Meeting online, submit questions during the meeting and vote your shares electronically.
The matters expected to be acted upon at the Special Meeting are described in the Notice of Special Meeting of Stockholders and the proxy statement. The Special Meeting materials include the Notice of Special Meeting of Stockholders, the proxy statement and the proxy card.
Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which we expect to mail on or about September 16, 2024, unless you have previously requested to receive our proxy materials in paper form. Only stockholders of record at the close of business on September 5, 2024 may vote at the Special Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible by using the internet or telephone as instructed in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. Returning the proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

Sincerely,

/s/ Austin Russell
Austin Russell
Chairperson of the Board, President and Chief Executive Officer
September 16, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON OCTOBER 30, 2024: THE PROXY STATEMENT IS AVAILABLE FREE OF CHARGE AT www.proxyvote.com.

LUMINAR TECHNOLOGIES, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	October 30, 2024 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time.

Place:	Via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2024SM.

Items of Business:	1.
Approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”), including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2024, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

2.
Authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Record Date:	Only stockholders of record at the close of business on September 5, 2024 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.

For questions regarding your stock ownership, you may contact us by email at investors@luminartech.com or, if you are a registered holder, contact our transfer agent, Equiniti Trust Company, LLC, through its website at https://www.equiniti.com or by phone at (800) 937-5449 or (718) 921-8124.

By Order of the Board of Directors,

/s/ Austin Russell
Austin Russell Chairperson of the Board, President and Chief Executive Officer
September 16, 2024

-i-

LUMINAR TECHNOLOGIES, INC.
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2024
INFORMATION ABOUT SOLICITATION AND VOTING
A proxy is solicited on behalf of our board of directors of Luminar Technologies, Inc. (“Luminar”), for use at Luminar’s Special Meeting of Stockholders (the "Special Meeting" or “meeting”) to be held on October 30, 2024 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time via live webcast on the internet at www.virtualshareholdermeeting.com/LAZR2024SM. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Luminar” refer to Luminar Technologies, Inc.
Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.
INTERNET AVAILABILITY OF PROXY MATERIALS
We have elected to make our proxy materials available to our stockholders over the internet rather than mailing paper copies of those materials to each stockholder. We first mailed on or about September 16, 2024 a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record at the close of business on September 5, 2024. The proxy materials are available free of charge at www.proxyvote.com.
The Notice directs stockholders to www.proxyvote.com where the proxy materials, including the Proxy Statement, are available; the date and time of the Special Meeting and information on how to participate in and vote at the meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; instructions on how to vote; and information on how stockholders can request a paper or e-mail copy of the Proxy Statement.
QUESTIONS AND ANSWERS ABOUT THE MEETING
The following are answers to some questions that you, as a stockholder, may have regarding the Special Meeting and the proposals to be voted on. The Company urges you to carefully read the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Special Meeting and the proposals.
Q:    Why am I receiving these proxy materials?
A:    We are calling the Special Meeting to seek approval of our stockholders:
1.To approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2024, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (such action is referred to herein as the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal One”); and

2.To consider and vote upon an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal Two”).
The form of amendment implementing the Reverse Stock Split Proposal is attached to this Proxy Statement as Annex A.
Q:    How does the board of directors recommend I vote on these proposals?
A:    Our board of directors recommends that you vote your shares:
•“FOR” the Reverse Stock Split Proposal (Proposal One); and
•“FOR” the Adjournment Proposal (Proposal Two).
Q:    Why does the Company support the Reverse Stock Split Proposal?
A:    The Company believes the Reverse Stock Split Proposal will enable the Company to improve trading liquidity by increasing the price per share of our Class A Common Stock, which could enable a broader range of institutions to invest. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold. Greater interest in our Common Stock should promote greater liquidity for our stockholders. In addition, the proposal will help enable us to carry out our business plans with greater availability of shares, and help to ensure compliance with the minimum per share bid requirement for continued listing on The Nasdaq Global Select Market in the future.
Q:    What will happen if the Reverse Stock Split Proposal is not approved
A:    If we are unable to obtain approval of the Reverse Stock Split Proposal, it will increase the risk that we will not be able to comply with the minimum per share bid requirement for continued listing on The Nasdaq Global Select Market in the future and impede the liquidity of our Class A Common Stock and limit our ability to issue Class A Common Stock to carry out our business plan and strategies, which may cause the loss of significant business opportunities or prevent the commercialization of our technologies or completion of projects, any of which could adversely affect our financial performance, growth and ability to continue our operations. In addition, if we are unable to obtain approval of the Reverse Stock Split Proposal, we may consider strategic alternatives to strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential sale of assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.
Q:    Who may vote at the Special Meeting?
A:    Stockholders of record as of the close of business on September 5, 2024, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were 409,111,195 shares of Class A Common Stock and 97,088,670 shares of Class B Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials were sent directly to you. To participate and vote at the Special Meeting, you will need the control number included on your Notice or proxy card.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee
If your shares are held in an account at a broker, bank, or other similar organization, then you are the “beneficial owner” of shares held in “street name” (shares registered in the name of broker, bank or other similar organization), and you received the Notice or these proxy materials from that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. To participate and vote at the Special Meeting, you will need the control number included on your Notice or voting instruction form. If you are a beneficial owner, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.
Q:    How do I vote?
A:    You may vote by telephone or internet, or by returning your proxy card by mail. You may also vote in person at the virtual Special Meeting. To vote, follow the instructions on each Notice, proxy card or voting instruction form that you receive. The procedures for voting are as follows:
•Vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice, proxy card or voting instruction form;
•Vote by mail - if you received your proxy materials by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•Vote in person at the virtual Special Meeting - you may virtually attend and participate in the Special Meeting online at www.virtualshareholdermeeting.com/LAZR2024SM and vote your shares electronically before the polls close during the Special Meeting. To participate and vote at the Special Meeting, you will need the control number included in your Notice, proxy card or voting instruction form. If you are a beneficial owner, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on October 29, 2024 and by 11:59 p.m. Eastern Time, on October 27, 2024 for shares held in the Luminar 401(k) of Luminar Technologies, Inc. Submitting your proxy, whether by telephone, through the internet, or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote prior to the Special Meeting.
Q:    How do I vote by internet or telephone?
A:    If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice, proxy card or voting instruction form. Please have each Notice, proxy card or voting instruction form you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
Q:    What shares can I vote?
A:    Each share of Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on September 5, 2024 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of September 5, 2024, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Q:    How many votes am I entitled to per share?
A:    Each holder of shares of (i) Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as the Record Date and (ii) Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held as of the Record Date.
Q:    What is the quorum requirement for the meeting?
A:    The holders of a majority of the voting power of the shares of our Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.
Q:    How are abstentions and broker non-votes treated?
A:    Abstentions (i.e., shares present at the Special Meeting and marked “abstain”) are deemed to be shares present or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions will have the same effect as votes against Proposal One. Abstentions have no effect on Proposal Two.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. However, broker non-votes are counted for purposes of determining whether a quorum is present.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. Both Proposal One and Proposal Two are considered routine matters. Therefore, we do not expect there to be any broker non-votes with respect to both proposals. We encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
Q:    What is the vote required to approve each proposal?
A:    Reverse Stock Split Proposal: The votes required to approve the Reverse Stock Split Proposal will be obtained if the proposal receives the affirmative vote of a majority of the voting power of the shares of our Class A Common Stock and Class B Common Stock (voting together as a single class) outstanding on the Record Date.

Adjournment Proposal: The votes required to approve the Adjournment Proposal will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Class A Common Stock and Class B Common Stock (voting together as a single class) entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal.
Q:    If I submit a proxy, how will it be voted?
A:    When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:    What should I do if I get more than one proxy or voting instruction card?
A:    Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, Notices, proxy cards or voting instruction forms. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction forms you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.
Q:    Can I change my vote or revoke my proxy?
A:    You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.
If you are the stockholder of record, you may change your vote by:
•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•providing a written notice of revocation to Luminar’s Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826, prior to your shares being voted; or
•participating in the Special Meeting and voting electronically online at www.virtualshareholdermeeting.com/LAZR2024SM. Participation alone at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/LAZR2024SM.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to change your vote, you must contact that firm to revoke any prior voting instructions.

Q:    How can I attend the Special Meeting in person?
A:    There is no physical location for the Special Meeting. You are invited to attend the Special Meeting by participating online if you are a stockholder of record or a street name stockholder as of September 5, 2024, the Record Date. See, “How can I participate in the Special Meeting?” below for more details. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.
Q:    How can I participate in the Special Meeting?
A:    The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/LAZR2024SM. You will also be able to vote your shares electronically at the Special Meeting. To participate and vote in the Special Meeting, you will need the control number included on your Notice, proxy card or voting instruction form.
The meeting webcast will begin promptly at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time/7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Q:    What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:    If you encounter any technical difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/LAZR2024SM. Technical support will be available starting at 10:45 a.m. Eastern Time/7:45 a.m. Pacific Time on October 30, 2024.
Q:    Why is the Special Meeting being held only online?
A:    We believe that hosting a virtual meeting will expand access, facilitate stockholder attendance and participation and reduce costs. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q:    How can I get electronic access to the proxy materials?
A:    The Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet at www.proxyvote.com; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:    Is there a list of stockholders entitled to vote at the Special Meeting?
A:    The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for 10 days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Secretary at Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or by e-mail at investors@luminartech.com to arrange for access to the stockholder list.
Q:    Who will tabulate the votes?
A:    A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.
Q:    Where can I find the voting results of the Special Meeting?
A:    We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are Luminar stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Luminar that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, Florida 32826 or (3) contact our Investor Relations department by email at investors@luminartech.com or by phone at (800) 532-2417. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:    What if I have questions about my Luminar shares or need to change my mailing address?
A:    If you are a stockholder of record, you may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 or (718) 921-8124, or through its website at https://www.equiniti.com or by U.S. mail at 55 Challenger Rd, Ridgefield Park, NJ 07660, if you have questions about your Luminar shares or need to change your mailing address.
Q:    Who is soliciting my proxy and paying for the expense of solicitation?
A:    The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

PROPOSAL ONE: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
Our Charter currently authorizes the Company to issue a total of 846,000,000 shares of capital stock, consisting of 715,000,000 shares of Class A Common Stock, 121,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). On September 4, 2024, subject to stockholder approval, our board of directors approved an amendment to the Charter to, at the discretion of the board of directors, effect the Reverse Stock Split of our Class A Common Stock and Class B Common Stock at a ratio of between 1-for-5 to 1-for-20 (the “Range”), including any shares held by the Company as treasury shares, at any time prior to December 31, 2024, with the exact ratio within such Range to be determined by our board of directors at its discretion without further approval or authorization of our stockholders. The primary goal of the Reverse Stock Split is to enable us to issue additional shares of Class A Common Stock to carry out our business plan and strategies as described below, increase the per share market price of our Class A Common Stock to increase liquidity, and help ensure compliance with the minimum per share bid requirement for continued listing on The Nasdaq Global Select Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.
If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every twenty (20) shares of our outstanding Common Stock would be combined and reclassified into one (1) share of Common Stock.
The Reverse Stock Split, if effected, will not change the number of authorized shares of our Class A Common Stock, Class B Common Stock or Preferred Stock, or the par value of our Class A Common Stock, Class B Common Stock or Preferred Stock.
The actual timing for implementation of the Reverse Stock Split would be determined by the board of directors based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented before December 31, 2024. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the board of directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split. If the board of directors determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split. For additional information concerning the factors the board of directors will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split.”
The text of the proposed amendment to our Charter to effect the Reverse Stock Split is included as Annex A to this Proxy Statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Charter Amendment. The board of directors has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Split and Factors to Consider
We are submitting this proposal to our stockholders for approval in order to ensure that the Company has shares available to help execute its business plan and strategies as described below, as well as increase the trading price of our Class A Common Stock. The strategies potentially requiring issuance of additional shares include potential acquisitions; investment opportunities; commercialization of our technologies; equity compensation, project advancement and financing; establishment of collaboration or other strategic agreements; capital raising transactions and financing or refinancing transactions involving the issuance of shares of Class A Common Stock, the issuance of convertible securities and securities issuable upon the conversion of such convertible securities, including the Class B common stock, or the issuance of other equity securities; equity issuances to employees and partners; stock splits; stock dividends; and other corporate purposes.
We believe that by reducing the number of shares outstanding without reducing the number of shares of authorized but unissued Class A Common Stock, the Company will maintain flexibility to use Class A Common Stock for business and financial purposes as described above. Without this flexibility, we may lose significant business opportunities, be unable to complete the commercialization of our technologies or projects, and we may be unable to execute on our business plan, any of which could materially adversely affect our financial performance, growth and ability to continue our operations. In addition, if we are unable to obtain approval of the Reverse Stock Split Proposal, we may consider strategic alternatives to strengthen our capital structure. These alternatives may include (subject to market conditions) debt transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential sale of assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.
We also believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A Common Stock will help ensure compliance with the minimum per share bid requirement for continued listing on The Nasdaq Global Select Market and could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Class A Common Stock and may facilitate future sales of our Class A Common Stock. The Reverse Stock Split could also increase interest in our Class A Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
The issuance of any shares of Class A Common Stock, or securities convertible into Class A Common Stock, in connection with any financing or refinancing, may dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our Class A Common Stock. Although the future issuance of additional shares of Class A Common Stock would dilute the relative ownership interests of existing stockholders, the board of directors believes that having the flexibility to issue additional shares in appropriate circumstances could increase the overall value of the Company to its stockholders.

In addition, the availability of additional shares of Class A Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Reverse Stock Split Proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the board of directors from taking any appropriate actions not inconsistent with its fiduciary duties.
Risks Associated with the Reverse Stock Split
The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term. As noted above, one of the purposes of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to enhance overall liquidity of the Class A Common Stock and to help ensure compliance with the minimum per share bid requirement for continued listing on The Nasdaq Global Select Market. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish these objectives for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.
The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock. The board of directors believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Stock Split.
Effects of the Reverse Stock Split
Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-5 to 1-for-20.

Accordingly, each of our stockholders will own fewer shares of Class A Common Stock and Class B Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares in the Reverse Stock Split, which will be cashed out as described below. Therefore, voting rights and other rights and preferences of the holders of Class A Common Stock and Class B Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.
As of the Record Date, approximately 506,199,865 shares of our Common Stock were outstanding including 409,111,195 shares of our Class A Common Stock and 97,088,670 shares of our Class B Common Stock. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 101,239,973 shares, including 81,822,239 shares of Class A Common Stock and 19,417,734 shares of Class B Common Stock.
Effects of the Reverse Stock Split on Currently Outstanding Warrants. The Reverse Stock Split would effect a reduction in the number of shares of Class A Common Stock issuable upon the exercise of our outstanding warrants exercisable for shares of Class A Common Stock in proportion to the Reverse Stock Split ratio. The exercise price of outstanding warrants would increase in proportion to the Reverse Stock Split ratio.
Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans. If the Reverse Stock Split is effected, the terms of equity awards granted under our Amended and Restated 2015 Stock Plan (the “2015 Plan”), Amended and Restated 2020 Equity Incentive Plan (“EIP”) and 2020 Employee Stock Purchase Plan (“ESPP”, and together with the EIP and 2015 Plan, the “Equity Plans”) and share-based commitments, including the per share exercise price of options, the number of shares issuable under such options and stock price thresholds, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Class A Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.
Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Class A Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Class A Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).
Effects of the Reverse Stock Split on Regulatory Matters. We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.
Effects of the Reverse Stock Split on Authorized Share Capital. The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 846,000,000 shares, consisting of 715,000,000 shares of Class A Common Stock, 121,000,000 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock.
Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The board of directors believes the increase is appropriate for flexibility in carrying out our business plan and strategies, as discussed above. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.
Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving us an effective increase in the authorized shares available for issuance. The board of directors from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Class A Common Stock. If the board of directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.
Treatment of Fractional Shares in the Reverse Stock Split
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Class A Common Stock on the Nasdaq Global Select Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
With respect to awards granted the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
Determination of the Reverse Stock Split Ratio
The board of directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our board of directors will be not more than 1-for-20.
The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:
• our ability to maintain the listing of our Class A Common Stock on The Nasdaq Global Select Market;
• the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;

• the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;
• the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;
• prevailing market conditions;
• general economic conditions in our industry; and
• our market capitalization before and after the Reverse Stock Split.
We believe that granting our board of directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the board of directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Board Discretion to Effect the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the board of directors, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the board of directors will be based upon a variety of factors, including those discussed under “—Determination of the Reverse Stock Split Ratio” above.
Effective Time of the Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Reverse Stock Split Charter Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split; provided, however, the implementation of such amendment shall be before December 31, 2024.
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Class A Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.
Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals
The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our each of our Class A Common Stock and Class B Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Class A Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Reverse Stock Split.
This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:
• U.S. expatriates and former citizens or long-term residents of the United States;
• U.S. holders whose functional currency is not the U.S. dollar;
• persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
• banks, insurance companies, and other financial institutions;

• real estate investment trusts or regulated investment companies;
• brokers, dealers or traders in securities;
• corporations that accumulate earnings to avoid U.S. federal income tax;
• S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
• tax-exempt organizations or governmental organizations;
• persons deemed to sell Common Stock under the constructive sale provisions of the Code;
• persons who hold shares of Common Stock which, for U.S. federal tax purposes, are considered to be subject to a substantial risk of forfeiture and/or who otherwise have been issued shares of Common Stock in connection with the performance of services.
• persons required to accelerate the recognition of any item of gross income with respect Common Stock as a result of such income being recognized on an applicable financial statement; or
• persons who hold or received Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.
For purposes of this discussion, “U.S. holder” is a beneficial owner of Company Stock that for U.S. federal income tax purposes is:
• An individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
• A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;
• A trust, the substantial decisions of which are controlled by one or more United States persons and which is subject to the primary supervision of a United States court, or a trust that has validly elected under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; or
• An estate that is subject to U.S. federal income tax on its income regardless of source.
If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Cash in Lieu of Fractional Shares
A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.
Information Reporting and Backup Withholding
A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Interests of Certain Persons
In considering whether to approve Proposal One, Luminar stockholders should be aware that aside from their interests as stockholders, our directors, our Chief Executive Officer and Chairperson of the Board, Austin Russell, our Chief Financial Officer, Thomas Fennimore, and our Chief Legal Officer, Alan Prescott, have an interest in Proposal One that is different from, or in addition to, those of other Luminar stockholders generally because as employees of Luminar, they would benefit from shares of Class A Common Stock that could be issued pursuant to equity awards as a result of the increase in the number of authorized shares of Class A Common Stock. Luminar stockholders should take these interests into account in deciding whether to approve Proposal One.
Effect of Approval
Approval of this Proposal One will constitute approval of a new Section 4 of Article IV of the Charter, attached hereto as Annex A. If this Reverse Stock Split Proposal is approved, the Company intends to file the amendment to the existing Charter with the Secretary of State of the State of Delaware, and this Reverse Stock Split Proposal will become effective at the time of that filing. However, as discussed above, the Reverse Stock Split will only be effected upon a determination by the board of directors, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. All stockholders are encouraged to read the amendment to the existing Charter in its entirety as set forth in Annex A.
Vote Required for Approval
Approval of this Proposal One requires the affirmative vote of a majority of the voting power of the shares of our Class A Common Stock and Class B Common Stock (voting together as a single class) outstanding on the Record Date.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LUMINAR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL ONE TO APPROVE THE AMENDMENT OF THE EXISTING CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL TWO: ADJOURNMENT OF SPECIAL MEETING
General
If the Company fails to receive a sufficient number of votes to approve Proposal One presented at the Special Meeting, the Company may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other proposals.
Proposal Two will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve Proposal One.
Vote Required for Approval
Approval will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Class A Common Stock and Class B Common Stock (voting together as a single class) entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TWO TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL ONE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of July 31, 2024 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A Common Stock or Class B Common Stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of July 31, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 493,760,537 shares of common stock outstanding, comprised of 396,671,867 shares of Class A Common Stock and 97,088,670 shares of Class B Common Stock outstanding as of July 31, 2024.
Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

	Class A		Class B		% of Total Voting Power**
Name and Address of Beneficial Owners	Number of Shares	%	Number of Shares	%
Five Percent Holders
The Vanguard Group(1)	25,705,363	6.5%	—	—	1.9%
BlackRock, Inc.(2)	21,775,651	5.5%	—	—	1.6%
Current Directors, Nominees and Named Executive Officers
Austin Russell	4,596,798	1.2%	97,088,670	100%	71.3%
Thomas J. Fennimore(3)	2,380,923	*	—	—	*
Alan Prescott(4)	1,220,452	*	—	—	*
Alec E. Gores(5)	5,215,994	1.3%	—	—	*
Jun Hong Heng(6)	2,484,643	*	—	—	*
Mary Lou Jepsen, PhD	100,734	*	—	—	*
Shaun Maguire, PhD	89,941	*	—	—	*
Katharine A. Martin	102,575	*	—	—	*
Matthew J. Simoncini(7)	465,342	*	—	—	*
Daniel D. Tempesta	159,646	*	—	—	*
All Directors and Executive Officers as a Group (10 Individuals)	16,817,048	4.2%	97,088,670	100%	72.1%
*Less than one percent.
**    Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. Each share of Class B Common Stock is entitled to ten votes per share and each share of Class A Common Stock is entitled to one vote per share.
(1)Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024. Represents shares of Class A Common Stock held by The Vanguard Group. The Vanguard Group has (i) sole dispositive power with regard to 24,927,042 shares of the Class A Common Stock, and (ii) shared dispositive power with regard to 778,321 shares of the Class A Common Stock. The Vanguard Group's clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based on information set forth in a Schedule 13G/A filed with the SEC on January 31, 2024. Represents shares of Class A Common Stock held by BlackRock, Inc. The BlackRock, Inc. has (i) sole voting power with regard to 21,439,147 shares of the Class A Common Stock and (ii) sole dispositive power with regard to 21,775,651 shares of the Class A Common Stock. The address of BlackRock, Inc. is BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.
(3)Includes 1,840,176 shares of Class A Common Stock subject to Mr. Fennimore’s outstanding stock options which are the portions of such awards that are exercisable within 60 days of July 31, 2024.
(4)Includes 66,594 shares of Class A Common Stock subject to Mr. Prescott’s outstanding restricted stock units which vest within 60 days of July 31, 2024.
(5)Consists of (i) 4,584,395 shares of Class A Common Stock held by AEG Holdings, LLC, (ii) 152,534 shares held by Pacific Credit Corp., (iii) 248,145 shares held by NBI Irrevocable Trust No.5, a trust of which the beneficiary is one of the children of Mr. Gores who is a member of his household, (iv) 150,000 shares held by NBI Irrevocable Trust No. 6, a trust of which the beneficiary is one of the children of Mr. Gores who is a member of his household and (v) 80,920 shares directly held. Alec E. Gores is the managing member of AEG Holdings, LLC. As such, Alec Gores may be deemed to have beneficial ownership of the securities beneficially owned by AEG Holdings, LLC. The address for AEG Holdings, LLC is 6260 Lookout Road, Boulder, CO 80301. Mr. Gore has pledged 4,736,929 shares of his Class A Common Stock pursuant to a credit line with a third party.
(6)Represents shares of Class A Common Stock held by (i) Crescent Cove Capital II, LP, (ii) Crescent Cove Opportunity Fund LP, (iii) Crescent Cove Opportunity Foreign Intermediary, LLC (collectively, the “Crescent Cove entities”) (iv) shares held by Mr. Jun in his Roth IRA account, (v) shares held by the Heng Zhao JT Revocable Trust and (vi) shares held by Press Room LLC. Crescent Cove Capital II GP, LLC is the general partner and Crescent Cove Capital Management, LLC is the investment manager of Crescent Cove Capital II LP. Crescent Cove Opportunity GP, LP is the general partner and Crescent Cove Advisors, LP is the investment manager of each of Crescent Cove

Opportunity Fund LP and Crescent Cove Opportunity Foreign Intermediary, LLC. Mr. Heng is the managing member of each of such general partners and investment managers, and therefore, may be deemed to hold voting and dispositive power over the shares held by the Crescent Cove Entities. Mr. Heng is co-trustee of the Heng Zhao JT Revocable Trust. Press Room LLC is an entity managed by Mr. Heng and Mr. Heng may be deemed to hold voting and dispositive power over the shares held by Press Room LLC. The address for these entities is c/o Crescent Cove Capital Management, LLC, 1700 Montgomery Street, Suite 240, San Francisco, CA 94111.
(7)Consists of (i) 124,569 shares of Class A Common Stock held by Mr. Simoncini and (ii) 340,773 shares of Class A Common Stock subject to Mr. Simoncini’s outstanding stock option, which is the portion of such option that is exercisable within 60 days of July 31, 2024.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Secretary at our principal executive office. Our current principal executive office is located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2025 Annual Meeting, stockholder proposals must be received by our Secretary no later than December 26, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals to be presented at our 2025 Annual Meeting
Our amended and restated bylaws provide that stockholders may nominate persons for election to the board of directors and present proposals to be considered at an annual meeting by providing timely notice to our Secretary at our principal executive office. To be timely for our 2025 Annual Meeting, our Secretary must receive the written notice at our principal executive office:
•not earlier than the close of business on February 5, 2025, and
•not later than the close of business on March 7, 2025.
If we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after June 5, 2025 (the one-year anniversary date of the Annual Meeting), then notice of a nomination or stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive office:
•not earlier than the close of business on the 120th day prior to such annual meeting, and
•not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Luminar of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Luminar does not need to present the proposal for vote at such meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to our board of directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Stockholders. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

/s/ Austin Russell
Austin Russell
Chairperson of the Board, President and Chief Executive Officer
Orlando, Florida
September 16, 2024

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LUMINAR TECHNOLOGIES, INC.

The undersigned, Austin Russell, hereby certifies that:
1. He is the duly elected and acting President and Chief Executive Officer of Luminar Technologies, Inc., a Delaware corporation (the “Corporation”).
2. The name of the Corporation is Luminar Technologies, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 28, 2018 under the name Gores Metropoulos, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 31, 2019. The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was originally filed with the Secretary of State of the State on December 2, 2020 and was amended by a Certificate of Amendment filed with the Secretary of State on February 27, 2024.
3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).
4. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
5. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:
ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:
“Section 4. Reverse Stock Split. Effective at [ ] p.m., Eastern Time, on [ ], 2024 (the “2024 Split Effective Time”), every ([ ]) shares of Class A Common Stock and Class B Common Stock, respectively, issued and outstanding or held by the Corporation as treasury shares as of the 2024 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock or Class B Common Stock, as applicable, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2024 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Class A Common Stock on The Nasdaq Global Select Market on the date on which the Effective Time occurs. As of the 2024 Split Effective Time and thereafter, a certificate(s) representing shares of Class A Common Stock and Class B Common Stock, respectively, prior to the 2024 Reverse Split is deemed to represent the number of post-2024 Reverse Split shares into which the pre-2024 Reverse Split shares were reclassified and combined. The 2024 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock of the Corporation and all references to such Class A Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Class A Common Stock shall be deemed to be references to the Class A Common Stock or options or rights to purchase or acquire shares of Class A Common Stock, as the case may be, after giving effect to the 2024 Reverse Split.”
6. This Certificate of Amendment shall become effective at [ ] [a.m.][p.m.], Eastern Time, on [ ], 2024.

LUMINAR

LUMINAR TECHNOLOGIES, INC.
2603 DISCOVERY DR., SUITE 100
ORLANDO, FL 32826
UNITED STATES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 29, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 27, 2024 for shares held in the Luminar 401(k) of Luminar Technologies, Inc. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LAZR2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 29, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 27, 2024 for shares held in the Luminar 401(k) of Luminar Technologies, Inc. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56970-S96459-Z88526

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMINAR TECHNOLOGIES, INC.

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned stockholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V56971-S96459-Z88526

LUMINAR TECHNOLOGIES, INC.
Special Meeting of Stockholders
October 30, 2024 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Austin Russell and Thomas J. Fennimore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of LUMINAR TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM, EDT on October 30, 2024, at www.virtualshareholdermeeting.com/LAZR2024SM, and any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Special Meeting.

(Continued and to be signed on reverse side)